As  filed  with the Securities and Exchange Commission on October 23, 1997.
                                                   Registration No. 333- 15987

                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                           POST-EFFECTIVE AMENDMENT No. 2
                                  TO FORM SB-2
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          Superior Energy Services, Inc.
              (Exact  name  of registrant as specified in its charter)



          Delaware                1503 Engineers Road     75-2379388
(State or other jurisdiction     Belle Chasse, LA 70037  (I.R.S. Employer
of incorporation or organization)    (504) 393-7774      Identification No.)

                    (Address, including zip code, and telephone
                number,  including  area  code,  of  the registrant's
                             principal executive offices)


                                   Terence E. Hall
                           Superior Energy Services, Inc.
                               Chairman of the Board,
                       Chief Executive Officer and President
                                1503 Engineers Road
                            Belle Chasse, Louisiana 70037
                                   (504) 393-7774
            (Name,  address,  including  zip  code,  and telephone number, including  area  code,  of  agent for service)


                                     Copy to:

                              William B. Masters, Esq.
                        Jones, Walker, Waechter, Poitevent,
                             Carrere & Denegre, L.L.P.
                              201 St. Charles Avenue
                           New Orleans, Louisiana  70170
                                Fax:  504-582-8012

       Approximate date of commencement of proposed sale  to  the   public:
                                  Not Applicable

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

        If   this   Form   is  filed  to  register  additional securities
for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. *

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


This  Post-Effective   Amendment   No.   2  shall  become effective  in
accordance with Section 8(c) of the Securities Act of 1933 on such date as the Commission, acting pursuant to said Section 8(c), may determine.

                                Deregistration

In accordance with the undertakings contained in Part II of this Registration Statement and Item 512 of Regulation S-K, Superior Energy Services, Inc. ("Superior") has filed this Post-Effective Amendment No. 2 to remove from registration all of the securities registered under this Registration Statement, which remain unsold at the termination of the offering.

        Superior hereby removes from registration 708,491 shares of common stock, $0.001 par value per share, registered by Superior in this Registration Statement, which remain unsold at the termination of the offering.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this post-effective amendment No. 2 on Form SB-2 to the registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belle Chasse, State of Louisiana, on October 23, 1997.

                                 SUPERIOR ENERGY SERVICES, INC.

                                 By:   /s/ Terence E. Hall
                                       --------------------
                                           Terence E. Hall
                                       Chairman  of the Board,
                                Chief  Executive Officer and President


 Signature                         Title                             Date

/s/ Terence E. Hall         Chairman of the Board,            October 23, 1997
Terence E. Hall     Chief Executive Officer and President
                      (Principal Executive Officer)

      *             Chief Financial Officer (Principal        October 23, 1997
Robert S. Taylor  Financial Officer and Accounting Officer)

      *                          Director                     October 23, 1997
Ernest J. Yancey, Jr.

      *                          Director                     October 23, 1997
James E. Rayannack

      *                          Director                     October 23, 1997
Richard J. Lazes

      *                          Director                     October 23, 1997
Kenneth C. Boothe

      *                          Director                     October 23, 1997
Bradford Small

      *                          Director                     October 23, 1997
Justin L. Sullivan


By: /s/ Terence E. Hall
       Attorney-in-fact